FOR IMMEDIATE RELEASE

Contacts:

Michael L. Sheriff
Chief Executive Officer
X-Change Corporation
(972) 747-0051

Carissa Carlley
Marketing and Public Relations
(972) 747-0051

X-CHANGE CORPORATION APPOINTS GEORGE DECOURCY
TO DIRECTOR

DALLAS, December 10, 2007 – The X-Change Corporation (OTCBB: XCHC) announced today it has appointed George DeCourcy as a Director until the Company’s next annual shareholder meeting. Mr. DeCourcy has served as Chief Financial Officer of X-Change Corporation and its wholly-owned subsidiary, AirGATE Technologies, since July 2007.

Mike Sheriff, CEO and Chairman of the Board stated, “George has provided exceptional leadership in the areas of finance and will be instrumental in the development of the value-enhancing strategy as we continue to move forward into 2008”.

Mr. DeCourcy has over 30 years financial management experience in high tech and other business sectors. Prior to joining X-Change, he served as president of Dallas-based Carriage Financial, where he spearheaded financings for numerous real estate and other commercial enterprises.

From 1995 through 2001, Mr. DeCourcy was co-founder and president of Anacom Communications, Inc., one of the first Internet-based companies processing credit card transactions for merchants. Prior to this, he served as executive vice president and CFO at Senior Living Properties, where he designed publicly traded real estate investment trusts for the senior housing industry. Earlier, he was executive vice president and CFO at Triland International Inc., where he structured, negotiated and drafted over 100 joint venture transactions with private/institutional investors. Mr. DeCourcy holds degrees in accounting, finance and economics from Carleton University in Ottawa, Canada, and is an Executive MBA candidate at the University of Texas at Dallas.

About X-Change Corporation
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.airgatetech.com or www.x-changecorp.com for further information.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release may constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our dependence on strategic relationships with key suppliers and customers, our business model’s dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation’s investor relations web page at http://www.x-changecorp.com, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.